Exhibit 3

FORM OF IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS, that FCH TBMS LLC, a limited liability company formed under the laws of the State of Delaware (the “LLC”) and the holder of certain equity securities of THE GAP, INC., a company incorporated under the laws of the State of Delaware (the “Company”), hereby irrevocably constitutes and appoints LLC, a limited liability company formed under the laws of the State of Delaware (the “Proxy Holder”) as its true and lawful Proxy, Attorney and Agent with respect to the equity securities of the Company set forth on Schedule I attached hereto (the “Subject Securities”), giving and granting to the Proxy Holder full power of attorney and authority to vote the Subject Securities and to act in such capacity with respect to any and all matters requiring the consent or approval of the shareholders of the Company, with full power of substitution, and hereby ratifying and confirming all that the said Proxy, Attorney, Agent or substitute may do in the name, place and stead of the undersigned, from the date hereof until the earlier of the date the LLC no longer owns any securities in the Company and the date of the termination and winding up of the Proxy Holder (the “Proxy Exercise Period”) (acknowledging that the Proxy Holder has elected to have perpetual existence under its operating agreement).

Each of the LLC and the Proxy Holder acknowledge that nothing in this Irrevocable Proxy is intended to cause or deem the LLC (and/or any of the LLC members or managers) and the Proxy Holder to be members of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The LLC and Proxy Holder expressly disclaim that they have agreed to act as a group in any way. Without limiting the generality of the foregoing, the LLC shall have no right to take any action in respect of the voting of the Subject Securities during the Proxy Exercise Period.

Each of the LLC and the Proxy Holder acknowledges that sufficient and valuable consideration has been exchanged in connection with the issuance of this Proxy and that this Proxy is coupled with an interest and therefore shall be and remain irrevocable during the entirety of the Proxy Exercise Period.

This Irrevocable Proxy will be governed by and construed in accordance with the laws of the State of Delaware.